UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 21, 2016

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Retirement of Chief Executive Officer

On August 22, 2016, Office Depot, Inc. (the “Company”) announced that Roland Smith plans to retire as Chief Executive Officer of the company. Mr. Smith will continue to serve as CEO until a successor is named, which is expected by the end of first quarter 2017. It is expected Mr. Smith will remain Chairman of the Board.The Board of Directors will evaluate, with the assistance of an executive search firm, both internal and external candidates for CEO.

In connection with Mr. Smith’s planned retirement, the Company and Mr. Smith entered into an agreement, dated August 21, 2016 (the “Amended Employment Agreement”), that amends and supplements Mr. Smith’s employment agreement with the Company, dated November 12, 2013 (the “2013 Employment Agreement”). The Amended Employment Agreement provides the terms and conditions for Mr. Smith’s continued employment with the Company until his planned retirement. Mr. Smith’s current compensation, including rate of base salary, bonus opportunity (continued eligibility for an annual bonus in respect of fiscal 2016 performance), long-term incentives and eligibility to participate in benefit programs generally available to other senior executives of the Company remains unchanged by the Amended Employment Agreement

Description of the Amended Employment Agreement

Term. Mr. Smith’s employment term shall terminate upon his Retirement. For purposes of the Amended Employment Agreement, “Retirement” means any termination of Mr. Smith’s employment other than for Cause (as such term is defined in the 2013 Employment Agreement) on the earlier occurrence of (i) March 31, 2017 and (ii) the appointment of a new Chief Executive Officer by the Board. In the event of Mr. Smith’s Retirement, either Mr. Smith or the Company, as applicable, shall give the other party at least seven (7) days advance written notice of such termination.

Retirement. If Mr. Smith’s employment is terminated due to his Retirement, then Mr. Smith will be eligible to receive any accrued but unpaid base salary, accrued but unused vacation, earned but unpaid annual bonus for the most recently completed calendar year, reimbursement for unreimbursed business expenses and any other employee benefits as to which Mr. Smith may be eligible (collectively, the “Accrued Amounts”) provided that, in no event will he be eligible for severance or termination payments. In addition to the Accrued Amounts, and subject to certain requirements described in the 2013 Employment Agreement, the Amended Employment Agreement provides for (i) a special bonus of $2,000,000 (the “Special Bonus”), payable in a lump sum no later than thirty (30) days following the effective date of the execution of a release of claims in favor of the Company (such release becoming effective within twenty-eight (28) days of Mr. Smith’s Retirement); (ii) a pro rata annual bonus payment calculated as set forth in the 2013 Employment Agreement, provided, however, that if Mr. Smith retires in 2016 because the Board appointed a new Chief Executive Officer, then Mr. Smith shall be entitled the full annual bonus payment (subject to the performance conditions); (iii) the continued vesting of Mr. Smith’s 2016 awards under the Company’s 2015 Long-Term Incentive Plan after the date of his Retirement with such awards to be settled at the normal time such awards are schedule to vest with the portion subject to performance goals adjusted for actual performance as measured at the end of the applicable period and all awards to be paid without proration for services to the date of Retirement; and (iv) the continued treatment of any outstanding equity awards in accordance with the terms of the applicable equity plan and award agreements, provided, however, that if Mr. Smith’s Retirement is effective prior to the full vesting of the equity awards granted to him and his Retirement is due to the appointment of a new Chief Executive Officer, Mr. Smith shall not be deemed to have forfeited such unvested equity awards and shall continue to vest in such unvested equity awards and such awards shall not be prorated.

If Mr. Smith is employed with the Company in any executive capacity beyond March 31, 2017, the Special Bonus shall be paid later than May 1, 2017. Upon such payment no further amount shall be owed to Mr. Smith.

Restricted Period. If Mr. Smith’s employment is terminated due to Retirement, the non-competition provisions of the 2013 Employment Agreement shall apply for the length of the remaining vesting period of Mr. Smith’s 2016 awards under the Company’s 2015 Long-Term Incentive Plan, or any subsequent awards or any successor plan should Mr. Smith remain employed with the Company in any executive capacity beyond March 31, 2017.

Obsoletion. If Mr. Smith’s employment is terminated either by Mr. Smith for Good Reason (as such term is defined in the 2013 Employment Agreement) or by the Company without Cause (other than for Mr. Smith’s death or disability) and in each case within twelve (12) months following a Change in Control (as such term is defined in the 2013 Employment Agreement), the Amended Employment Agreement, and the amendments therein, shall be rendered obsolete. In the event of Mr. Smith’s Retirement or the continuation of his employment with the Company beyond March 31, 2017, Mr. Smith will no longer be eligible to receive certain payments relating to the termination of his employment for either Good Reason or without Cause as provided by the 2013 Employment Agreement.

The foregoing is a summary description of the Amended Employment Agreement and does not purport to be complete and is subject to and qualified in its entirety by the full text of the Amended Employment Agreement and the 2013 Employment Agreement. The 2013 Employment Agreement has been previously summarized and filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 12, 2013, and is incorporated herein by reference. The Amended Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

Executive Reorganization

On August 22, 2016, the Board announced that Mr. Stephen R. Calkins was promoted to Executive Vice President and Chief Legal Officer of the Company. Previously, Mr. Calkins served as Executive Vice President, Contract Sales of the Company. He will serve on the Company’s Executive Committee. He replaces Ms. Elisa Garcia, who resigned as Chief Legal Officer of the Company, effective August 18, 2016.

Also, on August 22, 2016, the Company announced that Mr. Troy Rice will no longer function in the role of Executive Vice President, Retail of the Company effective immediately. Mr. Rice will assume the new role of the Company’s Chief Operating Officer, North America. The Company also announced that Mr. Rob Koch will no longer function in the role of Senior Vice President, Real Estate of the Company effective immediately. Mr. Koch will assume the new role of the Company’s Executive Vice President, Business Development. Mr. Rice and Mr. Koch will report to the Company’s President, North America until Mr. Smith’s Retirement.

A copy of the press release announcing the planned retirement of Mr. Smith and the executive reorganization is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit 10.1	First Amendment to Employment Agreement, dated August 21, 2016, by and between Roland Smith and Office Depot, Inc.

Exhibit 99.1	Press Release dated August 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE DEPOT, INC.

Date: August 22, 2016

	By:	/s/ Stephen R. Calkins
Stephen R. Calkins Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit 10.1	First Amendment to Employment Agreement, dated August 21, 2016, by and between Roland Smith and Office Depot, Inc.

Exhibit 99.1	Press Release dated August 22, 2016